EXHIBIT 99.1
23andMe Reports Third Quarter Fiscal 2024 Financial Results
Announced new non-exclusive data license with GSK, introduced 23andMe Total HealthTM, and received FDA clearance for IND on novel, dual-mechanism immuno-oncology asset 23ME-1473

SOUTH SAN FRANCISCO, Calif., February 7, 2024 -- 23andMe Holding Co. (Nasdaq: ME), a leading human genetics and biopharmaceutical company, reported its financial results for the third quarter of fiscal year 2024 (FY24), which ended December 31, 2023.
Key Results
•Reported total revenue of $44.7 million in the third quarter of fiscal 2024, compared to $66.9 million in the third quarter of fiscal 2023, a decrease of approximately 33% due to lower research revenue after the conclusion of the GSK collaboration exclusivity term in July 2023 and lower PGS kit volumes.
•Announced a non-exclusive data license with GSK plc (LSE/NYSE: GSK) for novel drug target discovery and other research. Under an amendment to the previous collaboration agreement, 23andMe received a $20 million upfront payment for a one year, non-exclusive data license. This agreement marks the 6th year of GSK’s collaboration with 23andMe, highlighting the growing value of the 23andMe database - the world’s largest recontactable resource of genetic and phenotypic information from consenting participants.
•Introduced 23andMe+ Total Health, the Company’s most advanced prevention-based health membership which provides clinical grade exome sequencing, biannual blood testing, and unprecedented access to genetics-based clinical care.
•Continued to improve the value of our 23andMe+ Premium membership with the launch of HealthTracksSM and Health Action Plan, adding a groundbreaking combination of lifestyle and genetic risk to inform optimal lifestyle changes over time.
•Expanded its BRCA1/BRCA2 (Selected Variants) Genetic Health risk report, adding 41 additional variants, many of which are common in people of African American, Hispanic/Latina, and Asian descent.
•Recently announced FDA acceptance of the IND filing for 23ME-01473, a dual-mechanism natural killer (NK) cell activator intended to treat cancer. The Company expects to initiate a Phase 1 dose escalation study in participants with advanced solid tumors in the first half of 2024.
•Recently announced the further expansion of the ongoing 23ME-00610 Phase 1/2a study to include an additional 30 patients with advanced neuroendocrine and ovarian cancers. The ongoing study has been enrolling the Phase 2a portion of the Phase 1/2a clinical trial evaluating the anti-CD200R1 monoclonal antibody since February 2023.
•Presented updated data for 23ME-00610 at the Society for Immunotherapy of Cancer (SITC) conference on November 3, 2023. The presented Phase 1 data shows compelling pharmacokinetics, tolerability and evidence of immune activation due to the inhibition of the CD200R1 pathway. Phase 2a enrollment is ongoing with initial efficacy and cohort data expected in 2024.

“The Company had a very productive third quarter, with meaningful strategic progress across all three business lines,” said Anne Wojcicki, Co-Founder & CEO of 23andMe. “In Therapeutics, we presented encouraging Phase 1 data for 23ME-00610 at SITC, and are excited to move our novel 23ME-01473 program, a ULBP-6-targeting antibody, into the clinic. We introduced 23andMe Total HealthTM, added meaningful functionality to our 23andMe+ Premium membership offering and signed our first non-exclusive data deal with GSK. We continue to focus on positioning the business to create maximum value and look forward to a strong finish to the year.”

Financial Results

Total revenue for FY24 Q3 was $45 million, compared to $67 million for the same period in the prior year, representing a decrease of 33%. The decrease was primarily driven by lower research services revenue as the GSK collaboration exclusive discovery term concluded in July 2023, as well as lower consumer services revenue driven mainly by lower PGS kit sales volume and telehealth orders. These decreases were partially offset by higher revenue from non-recurring payments from other research partners as well as growth in our membership services revenue.

Revenue from consumer services, which includes PGS, telehealth and membership services, represented approximately 96% of total revenue for the period. Research services revenue accounted for approximately 4% of total revenue.

Operating expenses for FY24 Q3 were $301 million, compared to $128 million for the same period in the prior year. The increase in operating expenses was primarily due to a $199 million non-cash goodwill impairment charge taken in the quarter. The foregoing increase was partially offset by lower personnel-related expenses following workforce reductions in prior quarters along with the disposition of Lemonaid Health Limited in the UK in August 2023, a non-cash impairment charge for certain intangible assets in the prior year and lower R&D spend due to significant Investigational New Drug (“IND”)-enabling activity in the prior year quarter.

Net loss for FY24 Q3 was $278 million, compared to a net loss of $92 million for the same period in the prior year.

Adjusted EBITDA (as defined below) for FY24 Q3 was a loss of $48 million, compared to a loss of $43 million for the same period in the prior year. The increase in adjusted EBITDA deficit was primarily due to lower research services gross profit as the GSK collaboration exclusive discovery term concluded in July 2023, partially offset by lower IND-enabling activity, as noted above. Please refer to the tables below for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.

Balance Sheet
23andMe ended December 31, 2023 with cash and cash equivalents of $242 million, compared to $387 million as of March 31, 2023.

FY2024 Financial Guidance
The Company is adjusting its full year guidance following Q3 FY2024 results. Revenue guidance for FY2024, which will end on March 31, 2024, is expected to be in the range of $215 million to $220 million, with net loss adjusted to be in the range of $525 million to $520 million. Full year Adjusted EBITDA deficit is adjusted to be in the range of $185 to $180 million for fiscal year 2024.

Within the existing lines of the PGS and telehealth Consumer businesses, the Company is prioritizing margin expansion and progressing toward cash flow profitability. These efforts include enhancements to existing services like the recently announced HealthTracks and Health Action Plan tools within 23andMe+ Premium, development of new services like the newly launched Total Health membership, and the reorganization of the Consumer & Research Services segment to streamline its expense profile, like the workforce reductions earlier in the year and the more recent disposition of the UK subsidiary in August.

Similarly within Therapeutics, with the end of the exclusive discovery term under the GSK collaboration in July 2023, the Company decided to narrow its discovery efforts to inflammation and immunology and development efforts in immuno-oncology to focus on areas that best align with its core strengths. The Company completed a workforce reduction in August 2023 to realign resources with the revamped structure and took the royalty option on three programs initiated together with GSK to reduce cash burn.

Conference Call Webcast Information
23andMe will host a conference call at 4:30 p.m. Eastern Time today, February 7, 2024, to discuss the financial results for Q3 FY2024 and report on business progress. The webcast can be accessed at https://investors.23andme.com/news-events/events-presentations. A webcast replay will be available at the same address.

About 23andMe
23andMe is a genetics-led consumer healthcare and therapeutics company empowering a healthier future. For more information, please visit investors.23andme.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s businesses in consumer genetics and therapeutics and the growth and potential of its proprietary research platform. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, financial position, financial projections, funding for continued operations, cash reserves, projected costs, plans, potential future collaborations, database growth and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "predicts," "continue," "will," "schedule," and "would" or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, "Risk Factors" in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Use of Non-GAAP Financial Measures
To supplement the 23andMe’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (GAAP), this press release also includes references to Adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to: changes in fair value of warrant liabilities, litigation settlements, gains or losses on dispositions of subsidiaries, transaction-related costs, and cyber security incident expenses, net of probable insurance recoveries, if applicable for the periods presented. 23andMe has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by 23andMe’s management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve 23andMe’s annual budget and to develop short- and long-term operating plans. 23andMe provides Adjusted EBITDA because 23andMe believes it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry and it facilitates comparisons on a consistent basis across reporting periods. Further, 23andMe believes it is helpful in highlighting trends in its operating results because it excludes items that are not indicative of 23andMe’s core operating performance. In particular, 23andMe believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of 23andMe’s business. Accordingly, 23andMe believes that Adjusted EBITDA provides useful information in understanding and evaluating operating results in the same manner as 23andMe’s management and board of directors.

In evaluating Adjusted EBITDA, you should be aware that in the future 23andMe will incur expenses similar to the adjustments in this presentation. 23andMe’s presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. When evaluating 23andMe’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results. Adjusted EBITDA is our best proxy for cash burn.

Contacts
Investors: Ian Cooney, ianc@23andMe.com; investors@23andMe.com
Media: press@23andMe.com

23andMe Holding Co.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Revenue	$44,747	$66,940	$155,610	$207,112
Cost of revenue	24,811	36,189	83,265	112,598
Gross profit	19,936	30,751	72,345	94,514
Operating expenses:
Research and development	41,720	57,270	158,637	161,877
Sales and marketing	27,683	39,879	68,669	98,148
General and administrative	31,446	30,702	107,476	89,226
Restructuring and other charges	1,497	—	8,368	—
Goodwill impairment	198,800	—	198,800	—
Total operating expenses	301,146	127,851	541,950	349,251
Loss from operations	(281,210)	(97,100)	(469,605)	(254,737)
Other income (expense):
Interest income, net	3,230	3,671	11,289	5,307
Other income (expense), net	23	855	501	(267)
Loss before income taxes	(277,957)	(92,574)	(457,815)	(249,697)
Provision for (benefit from) income taxes	19	(613)	55	(2,139)
Net loss	(277,976)	(91,961)	(457,870)	(247,558)
Other comprehensive income (loss), net of tax	—	(1,943)	620	(490)
Total comprehensive loss	$(277,976)	$(93,904)	$(457,250)	$(248,048)
Net loss per share of Class A and Class B common stock attributable to common stockholders:
Basic and diluted	$(0.58)	$(0.20)	$(0.97)	$(0.55)
Weighted-average shares used to compute net loss per share:
Basic and diluted	480,809,546	453,407,202	472,683,220	449,949,829

23andMe Holding Co.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2023	March 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$242,418	$386,849
Restricted cash	1,399	1,399
Accounts receivable, net	18,154	1,897
Inventories	15,666	10,247
Deferred cost of revenue	12,222	5,376
Prepaid expenses and other current assets	20,100	19,224
Total current assets	309,959	424,992
Property and equipment, net	30,270	38,608
Operating lease right-of-use assets	50,738	56,078
Restricted cash, noncurrent	6,974	6,974
Internal-use software, net	19,827	15,661
Intangible assets, net	35,234	45,520
Goodwill	152,944	351,744
Other assets	2,265	3,021
Total assets	$608,211	$942,598
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,166	$12,924
Accrued expenses and other current liabilities	42,124	66,430
Deferred revenue	80,468	62,521
Operating lease liabilities	8,381	7,541
Total current liabilities	144,139	149,416
Deferred revenue, noncurrent	15,000	—
Operating lease liabilities, noncurrent	70,441	77,763
Other liabilities	1,443	1,480
Total liabilities	231,023	228,659
Stockholders’ equity
Common stock, par value $0.0001 - Class A shares, 1,140,000,000 shares authorized, 315,073,368 and 293,020,474 shares issued and outstanding as of December 31, 2023 and March 31, 2023, respectively; Class B shares, 350,000,000 shares authorized, 167,480,278 and 168,179,488 shares issued and outstanding as of December 31, 2023 and March 31, 2023, respectively	48	46
Additional paid-in capital	2,341,394	2,220,897
Accumulated other comprehensive loss	—	(620)
Accumulated deficit	(1,964,254)	(1,506,384)
Total stockholders’ equity	377,188	713,939
Total liabilities and stockholders’ equity	$608,211	$942,598

23andMe Holding Co.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(457,870)	$(247,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,171	24,918
Amortization and impairment of internal-use software	4,374	3,214
Stock-based compensation expense	101,198	93,768
(Gain) loss on disposal of property and equipment	(5)	—
Loss on disposition of Lemonaid Health Limited	2,026	—
Impairment of long-lived assets	—	10,126
Goodwill impairment	198,800	—
Other operating activities	(504)	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	(16,257)	(23,428)
Inventories	(5,420)	(1,172)
Deferred cost of revenue	(6,846)	(6,636)
Prepaid expenses and other current assets	(4,490)	3,772
Operating lease right-of-use assets	5,341	5,570
Other assets	755	(711)
Accounts payable	669	(23,305)
Accrued expenses and other current liabilities	(5,906)	4,265
Deferred revenue	32,948	45,996
Operating lease liabilities	(6,483)	(6,708)
Other liabilities	(36)	(2,539)
Net cash used in operating activities	(138,535)	(120,429)
Cash flows from investing activities:
Purchases of property and equipment	(850)	(2,854)
Proceeds from sale of property and equipment	6	—
Capitalized internal-use software costs	(6,636)	(5,163)
Net cash used in investing activities	(7,480)	(8,017)
Cash flows from financing activities:
Proceeds from exercise of stock options	687	3,933
Proceeds from issuance of common stock under employee stock purchase plan	1,411	3,238
Payments of deferred offering costs	(356)	—
Payments for taxes related to net share settlement of equity awards	(158)	—
Net cash provided by financing activities	1,584	7,171
Effect of exchange rates on cash and cash equivalents	—	694
Net decrease in cash, cash equivalents and restricted cash	(144,431)	(120,581)
Cash, cash equivalents and restricted cash—beginning of period	395,222	561,755
Cash, cash equivalents and restricted cash—end of period	$250,791	$441,174
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$242,418	$432,801
Restricted cash, current	1,399	1,399
Restricted cash, noncurrent	6,974	6,974
Total cash, cash equivalents and restricted cash	$250,791	$441,174

23andMe Holding Co.
Total Company and Segment Information and Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)
The Company's revenue and Adjusted EBITDA by segment and for the total Company is as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Segment Revenue: (1)
Consumer and Research Services	$44,747	$66,940	$155,610	$207,112
Total revenue	$44,747	$66,940	$155,610	$207,112
Segment Adjusted EBITDA:
Consumer and Research Services Adjusted EBITDA	$(20,620)	$(8,313)	$(32,895)	$(22,986)
Therapeutics Adjusted EBITDA	(16,528)	(21,471)	(73,890)	(58,599)
Unallocated Corporate (2)	(10,587)	(13,488)	(35,803)	(41,057)
Total Adjusted EBITDA	$(47,735)	$(43,272)	$(142,588)	$(122,642)
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(277,976)	$(91,961)	$(457,870)	$(247,558)
Adjustments:
Interest income, net	(3,230)	(3,671)	(11,289)	(5,307)
Other (income) expense, net	(23)	(855)	(501)	267
Provision for (benefit from) income taxes	19	(613)	55	(2,139)
Depreciation and amortization	4,921	5,257	13,873	15,512
Amortization of acquired intangible assets	2,397	4,265	9,673	12,847
Impairment of acquired intangible assets	—	9,968	—	9,968
Stock-based compensation expense	26,357	34,338	101,198	93,768
Loss on disposition of Lemonaid Health Limited and transaction-related costs	—	—	2,375	—
Litigation settlement cost	—	—	98	—
Goodwill impairment	198,800	—	198,800	—
Cyber security incident expenses, net of probable insurance recoveries	1,000	—	1,000	—
Total Adjusted EBITDA	$(47,735)	$(43,272)	$(142,588)	$(122,642)
(1)There was no Therapeutics revenue for the three and nine months ended December 31, 2023 and 2022.
(2)Certain department expenses such as Finance, Legal, Regulatory and Supplier Quality, Corporate Communications, Corporate Development, and CEO Office are not reported as part of the reporting segments as reviewed by the CODM. These amounts are included in Unallocated Corporate.

23andMe Holding Co.
Reconciliation of GAAP Net Loss Outlook to Non-GAAP Adjusted EBITDA Outlook
(in thousands)
(Unaudited)

	Outlook for the Year Ending March 31, 2024 as of February 7, 2024
	Low	High
Reconciliation of estimated net loss to adjusted EBITDA:
GAAP net loss outlook	$(525,000)	$(520,000)
Adjustments:
Estimated interest (income) expense, net	(13,455)	(13,455)
Estimated other (income) expense, net	(446)	(446)
Estimated depreciation and amortization	17,685	17,685
Estimated amortization of acquired intangible assets	11,449	11,449
Estimated stock-based compensation expense	122,494	122,494
Estimated loss on disposition of Lemonaid Health Limited and transaction-related costs	2,375	2,375
Estimated litigation settlement cost	98	98
Estimated goodwill impairment costs	198,800	198,800
Estimated cybersecurity incident recovery costs	1,000	1,000
Non-GAAP adjusted EBITDA outlook	$(185,000)	$(180,000)